UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (File number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive office)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (c) Exhibit

                    99.1     Press Release of Provident Financial Holdings, Inc. on April 22, 2004.

Item 12. Results of Operations and Financial Condition

On April 22, 2004, Provident Financial Holdings, Inc. issued its earnings release for the third quarter ended March 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2004                                      Provident Financial Holdings, Inc.

                                                                        /s/ Craig G. Blunden

                                                                        Craig G. Blunden
                                                                        Chairman, President and Chief Executive Officer
                                                                        (Principal Executive Officer)

                                                                        /s/ Donavon P. Ternes

                                                                        Donavon P. Ternes
                                                                        Chief Financial Officer
                                                                        (Principal Financial and Accounting Officer)

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3756 Central Avenue                                                                         Contacts:
Riverside, CA 92506                                                                          Craig G. Blunden, CEO
(909) 686 - 6060                                                                                 Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS STRONG THIRD-QUARTER EARNINGS

        Riverside, Calif. - April 22, 2004 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the third quarter of its fiscal year ending June 30, 2004.

        For the quarter ended March 31, 2004, the Company reported net income of $4.11 million, or 57 cents per diluted share (on 7.21 million weighted-average shares outstanding), compared to net income of $4.59 million, or 61 cents per diluted share (on 7.47 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding reflects the Company's stock buyback programs.

        "Our community banking business continues to improve as demonstrated by the appreciably higher net interest income which is driven by loan growth, transaction account (core deposits) growth and the increase in our net interest margin," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Moreover, our mortgage banking earnings remain strong as a result of our shift to higher margin products."

        Return on average assets for the third quarter of fiscal 2004 was 1.25 percent, compared to 1.56 percent for the same period of fiscal 2003. Return on average

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stockholders' equity for the third quarter of fiscal 2004 was 15.33 percent, compared to 18.34 percent for the comparable period of fiscal 2003.

        On a sequential quarter basis, net income for the third quarter of fiscal 2004 increased by $1.02 million to $4.11 million, or 33 percent, from $3.09 million in the second quarter of fiscal 2004; and diluted earnings per share increased 14 cents to 57 cents, or 33 percent, from 43 cents in the second quarter of fiscal 2004. Return on average assets increased 26 basis points to 1.25 percent for the third quarter of fiscal 2004 from 0.99 percent in the second quarter of fiscal 2004, while return on average equity increased 343 basis points to 15.33 percent for the third quarter of fiscal 2004 from 11.90 percent in the second quarter of fiscal 2004.

        For the nine months ended March 31, 2004, net income was $10.79 million, a decrease of 11 percent from net income of $12.17 million for the comparable period in fiscal 2003; and diluted earnings per share for the nine months ended March 31, 2004 decreased eight cents, or five percent, to $1.49 from $1.57 for the comparable period last year. Return on average assets for the nine months ended March 31, 2004 was 1.13 percent, compared to 1.46 percent for the nine-month period a year earlier. Return on average stockholders' equity for the nine months ended March 31, 2004 was 13.65 percent, compared to 15.94 percent for the nine-month period a year earlier.

        Net interest income after provision for loan losses increased $1.26 million, or 16 percent, to $9.22 million in the third quarter of fiscal 2004 from $7.96 million for the same period in fiscal 2003. Non-interest income decreased $1.79 million, or 27 percent, to $4.91 million in the third quarter of fiscal 2004 from $6.70 million in the comparable

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period of fiscal 2003. Non-interest expense increased $20,000 to $7.00 million in the third quarter of fiscal 2004 from $6.98 million in the comparable period in fiscal 2003.

        The average balance of loans outstanding increased by $177.7 million to $945.3 million in the third quarter of fiscal 2004 from $767.6 million in the same quarter of fiscal 2003, while the average yield decreased by 72 basis points to 5.77 percent in the third quarter of fiscal 2004 from an average yield of 6.49 percent in the same quarter of fiscal 2003. The decrease in the average loan yield was primarily attributable to higher yielding loans prepaying and new loans funded at an average yield below the existing loan portfolio yield. Total portfolio loan originations (including purchased loans) in the third quarter of fiscal 2004 were $133.0 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $117.8 million in the third quarter of fiscal 2003. The balance outstanding of "preferred loans" (multi-family, construction, commercial real estate and commercial business loans) increased by $31.0 million, or 16 percent, to $229.6 million at March 31, 2004 from $198.6 million at March 31, 2003, while the ratio of preferred loans to total portfolio loans decreased to 26 percent at March 31, 2004 from 28 percent at March 31, 2003. Loan prepayments in the third quarter of fiscal 2004 were $112.2 million, compared to $89.0 million in the same quarter of fiscal 2003.

        The average balance of deposits increased by $101.6 million to $828.3 million and the average cost of deposits decreased by 59 basis points to 1.58 percent in the third quarter of fiscal 2004, compared to an average balance of $726.7 million and an average cost of 2.17 percent in the same quarter last year. Transaction account balances (core

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deposits) increased by $131.9 million, or 31 percent, to $563.6 million at March 31, 2004 from $431.7 million at March 31, 2003, while time deposits decreased by $29.7 million, or 10 percent, to $281.5 million at March 31, 2004 from $311.2 million at March 31, 2003.

        The average balance of FHLB advances increased by $33.7 million to $339.2 million, and the average cost of advances decreased 17 basis points to 3.77 percent in the third quarter of fiscal 2004, compared to an average balance of $305.5 million and an average cost of 3.94 percent in the same quarter of fiscal 2003. The decrease in the average cost of FHLB advances was primarily the result of maturing higher cost advances replaced by new advances with lower costs and the utilization of overnight advances at a significantly lower cost.

        The net interest margin during the third quarter of fiscal 2004 increased 13 basis points to 3.09 percent, compared to 2.96 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the third quarter of fiscal 2004 increased 14 basis points from 2.95 percent in the second quarter of fiscal 2004. For the nine months ended March 31, 2004, the net interest margin increased to 2.98 percent, compared to 2.94 percent during the same period last year.

        During the third quarter of fiscal 2004, the provision for loan losses was $420,000, compared to $205,000 during the same period of fiscal 2003. The increase in the provision was primarily attributable to the downgrade of seven commercial business loans to two borrowers, in addition to loan growth during the quarter. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

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        The decrease in non-interest income in the third quarter of fiscal 2004 compared to the same period of fiscal 2003 was primarily the result of a decrease in the gain on sale of loans. The gain on sale of loans decreased by $1.3 million, or 27 percent, to $3.6 million, which was primarily attributable to a lower volume of loans originated for sale ($252.1 million in the third quarter of fiscal 2004, compared to $302.2 million in the third quarter of fiscal 2003), as a result of higher mortgage interest rates that led to lower refinance volumes. The loan sale margin was 117 basis points in the third quarter of fiscal 2004, down from 142 basis points in the prior year.

        In the third quarter of fiscal 2004, the fair-value adjustment of derivative financial instruments (Statement of Financial Accounting Standards (("SFAS")) No. 133) on the consolidated statement of operations was an unfavorable adjustment of $379,000, compared to a favorable adjustment of $208,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and may have an adverse impact on future earnings.

        During the third quarter, the Company implemented the SEC guidance described in the SEC Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments," which does not allow for the recognition of servicing released premiums on commitments to extend credit on loans to be held for sale. Consequently, the Company excluded from its SFAS No. 133 adjustment $837,000 of estimated servicing released premiums. This income will be realized in future periods when the underlying loans are funded and sold.

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        Non-interest expense for the third quarter of fiscal 2004 was relatively stable at $7.0 million compared to the same quarter in fiscal 2003. An increase in compensation expense was largely offset by reductions in equipment expense, sales and marketing expenses and other expense.

        The Company's efficiency ratio for the third quarter of fiscal 2004 increased to 48 percent from 47 percent in the third quarter of 2003, a result of the decrease in non-interest income. For the nine months ended March 31, 2004 the efficiency ratio increased to 52 percent from 49 percent during the same period in 2003.

        Non-performing assets increased to $1.5 million, or 0.11 percent of total assets, at March 31, 2004, compared to $1.0 million, or 0.09 percent of total assets, at March 31, 2003. The allowance for loan losses was $7.9 million at March 31, 2004, or 0.89 percent of gross loans held for investment, compared to $7.4 million, or 1.04 percent of gross loans held for investment, at March 31, 2003.

        During the quarter ended March 31, 2004, the Company repurchased 25,000 shares of its common stock at an average cost of $23.65 per share. For the fiscal year to date, the Company repurchased 396,100 shares of its common stock at an average cost of $20.37 per share. Currently, 116,669 shares remain under the existing share repurchase authorization.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County along with 10 Provident Bank Mortgage loan production offices located throughout Southern California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, April 23, 2004 at 10:00 a.m. (Pacific Time) to discuss its financial

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results. The conference call can be accessed by dialing (800) 450-0788 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, April 30, 2004 by dialing (800) 475-6701 and referencing access code number 727411.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	March 31, 2004	June 30, 2003
Assets
Cash	$ 32,367	$ 48,851
Investment securities - held to maturity
(fair value $62,501 and $77,210, respectively)	62,202	76,838
Investment securities - available for sale at fair value	214,970	220,273
Loans held for investment, net of allowance for loan losses of
$7,884 and $7,218, respectively	881,418	744,219
Loans held for sale, at lower of cost or market	7,102	4,247
Receivable from sale of loans	117,976	114,902
Accrued interest receivable	4,959	4,934
Real estate held for investment, net	10,320	10,643
Real estate owned, net	-	523
Federal Home Loan Bank stock	27,635	20,974
Premises and equipment, net	8,009	8,045
Prepaid expenses and other assets	7,129	7,057

Total assets	$ 1,374,087	$ 1,261,506

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 44,698	$ 43,840
Interest bearing deposits	800,429	710,266
Total deposits	845,127	754,106

Borrowings	385,385	367,938
Accounts payable, accrued interest and other liabilities	33,591	32,584
Total liabilities	1,264,103	1,154,628

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 11,896,565 and 11,769,890 shares, respectively; outstanding 7,206,388 and 7,479,671 shares, respectively)

	119	118
Additional paid-in capital	56,866	54,691
Retained earnings	107,763	98,660
Treasury stock at cost (4,690,177 and 4,290,219 shares, respectively)
	(53,950)	(45,801)
Unearned stock compensation	(2,035)	(2,450)
Accumulated other comprehensive income, net of tax	1,221	1,660

Total stockholders' equity	109,984	106,878

Total liabilities and stockholders' equity	$ 1,374,087	$ 1,261,506

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended March 31,		Nine months Ended March 31,

	2004	2003	2004	2003
Interest income:
Loans receivable, net	$ 13,643	$ 12,450	$ 39,449	$ 36,655
Investment securities	2,204	2,346	6,065	7,503
FHLB stock	237	234	670	627
Interest earning deposits	1	1	11	10
Total interest income	16,085	15,031	46,195	44,795

Interest expense:
NOW and money market checking	335	367	1,074	1,183
Savings deposits	1,358	1,080	3,989	3,004
Time deposits	1,562	2,447	5,001	8,413
Borrowings	3,188	2,968	9,318	9,120
Total interest expense	6,443	6,862	19,382	21,720

Net interest income	9,642	8,169	26,813	23,075
Provision for loan losses	420	205	689	970
Net interest income after provision for loan losses	9,222	7,964	26,124	22,105

Non-interest income
Loan servicing and other fees	533	363	1,599	1,323
Gain on sale of loans, net	3,604	4,935	9,497	13,954
Real estate operations, net	19	177	222	529
Deposit account fees	507	438	1,491	1,312
Gain on sale of investment securities	-	428	-	694
Other	243	359	938	1,185
Total non-interest income	4,906	6,700	13,747	18,997

Non-interest expense
Salaries and employee benefits	4,781	4,557	14,028	13,394
Premises and occupancy	607	606	1,830	1,860
Equipment	430	556	1,279	1,516
Professional expenses	217	157	604	513
Sales and marketing expenses	170	203	707	651
Other	795	901	2,733	2,822
Total non-interest expense	7,000	6,980	21,181	20,756

Income before taxes	7,128	7,684	18,690	20,346
Provision for income taxes	3,014	3,096	7,904	8,175
Net income	$ 4,114	$ 4,588	$ 10,786	$ 12,171

Basic earnings per share	$ 0.61	$ 0.66	$ 1.60	$ 1.69
Diluted earnings per share	$ 0.57	$ 0.61	$ 1.49	$ 1.57
Cash dividends per share	$ 0.10	$ 0.03	$ 0.23	$ 0.10

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended
	March 31,	December 31,
	2004	2003
Interest income:
Loans receivable, net	$ 13,643	$ 12,966
Investment securities	2,204	2,074
FHLB stock	237	203
Interest-earning deposits	1	6
Total interest income	16,085	15,249

Interest expense:
Checking and money market accounts	335	375
Savings accounts	1,358	1,389
Time deposits	1,562	1,609
Borrowings	3,188	3,088
Total interest expense	6,443	6,461

Net interest income	9,642	8,788
Provision for loan losses	420	269
Net interest income after provision for loan losses	9,222	8,519

Non-interest income:
Loan servicing and other fees	533	543
Gain on sale of loans, net	3,604	2,739
Real estate operations, net	19	13
Deposit account fees	507	504
Other	243	315
Total non-interest income	4,906	4,114

Non-interest expense:
Salaries and employee benefits	4,781	4,666
Premises and occupancy	607	568
Equipment	430	454
Professional expenses	217	229
Sales and marketing expenses	170	306
Other	795	992
Total non-interest expense	7,000	7,215

Income before taxes	7,128	5,418
Provision for income taxes	3,014	2,327
Net income	$ 4,114	$ 3,091

Basic earnings per share	$ 0.61	$ 0.46
Diluted earnings per share	$ 0.57	$ 0.43
Cash dividends per share	$ 0.10	$ 0.07

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended March 31,		Nine months Ended March 31,
	2004	2003	2004	2003
SELECTED FINANCIAL RATIOS:
Return on average assets	1.25%	1.56%	1.13%	1.46%
Return on average stockholders' equity	15.33%	18.34%	13.65%	15.94%
Stockholders' equity to total assets	8.00%	8.58%	8.00%	8.58%
Net interest spread	2.95%	2.75%	2.84%	2.73%
Net interest margin	3.09%	2.96%	2.98%	2.94%
Efficiency ratio	48.12%	46.94%	52.22%	49.33%
Average interest earning assets to average
interest bearing liabilities	106.89%	106.83%	106.97%	107.53%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.61	$ 0.66	$ 1.60	$ 1.69
Diluted earnings per share	$ 0.57	$ 0.61	$ 1.49	$ 1.57
Book value per share	$ 15.26	$ 13.60	$ 15.26	$ 13.60
Shares used for basic EPS computation	6,740,983	6,936,031	6,741,098	7,183,840
Shares used for diluted EPS computation	7,213,613	7,472,940	7,214,427	7,742,203
Total shares issued and outstanding	7,206,388	7,453,234	7,206,388	7,453,234

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.17%	0.11%
Non-performing assets to total assets	0.11%	0.09%
Allowance for loan losses to non-performing loans	522.47%	943.52%
Allowance for loan losses to gross loans held for
investment	0.89%	1.04%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.43%	6.63%
Tier 1 (core) capital ratio	6.43%	6.63%
Total risk-based capital ratio	11.68%	13.50%
Tier 1 risk-based capital ratio	10.75%	12.39%

LOANS ORIGINATED FOR SALE (In Thousands):
Retail originations	$ 110,316	$ 114,824	$ 355,331	$ 334,441
Wholesale originations	141,772	187,344	433,104	545,666
Total loans originated for sale	$ 252,088	$ 302,168	$ 788,435	$ 880,107

LOANS SOLD AND SETTLED (In Thousands):
Servicing released	$ 149,634	$ 313,969	$ 638,411	$ 851,609
Servicing retained	42,272	10,230	165,427	19,026
Total loans sold and settled	$ 191,906	$ 324,199	$803,838	$ 870,635

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of March 31,
	2004		2003
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government agency securities	$ 59,204	2.93%	$ 104,254	2.87%
U.S. government mortgage-backed securities	6	12.66%	8	15.28%
Corporate bonds	2,792	7.04%	2,775	7.09%
Time deposits at other banks	200	1.00%	100	1.19%
Total investment securities held to maturity	62,202	3.11%	107,137	2.98%

Available for sale (at fair value):
U.S. government agency securities	22,871	2.85%	36,991	2.74%
U.S. government mortgage-backed securities	18,336	3.66%	-	-
U.S. government agency mortgage-backed securities	159,210	3.76%	155,379	4.30%
Collateralized mortgage obligations	13,815	3.67%	9,053	4.45%
Freddie Mac common stock	709		637
Fannie Mae common stock	29		26
Total investment securities available for sale	214,970	3.64%	202,086	4.01%
Total investment securities	$ 277,172	3.52%	$ 309,223	3.65%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 651,123	5.40%	$ 503,867	5.97%
Multi-family (5 or more units)	62,023	5.89%	47,260	5.98%
Commercial real estate	94,929	6.59%	84,878	6.84%
Construction	133,400	5.49%	91,760	6.22%
Commercial business	16,693	6.75%	22,980	7.48%
Consumer	681	8.74%	1,050	8.09%
Other	6,373	6.79%	5,386	7.64%
Total loans held for investment	965,222	5.60%	757,181	6.16%

Undisbursed loan funds	(77,428)		(48,311)
Deferred loan costs, net	1,508		388
Allowance for loan losses	(7,884)		(7,350)
Total loans held for investment, net	$ 881,418		$ 701,908

Purchased loans serviced by others (net) included above	$ 36,324	6.21%	$ 46,143	6.56%

DEPOSITS :
Checking accounts - non-interest bearing	$ 44,698		$ 40,855
Checking accounts - interest bearing	123,007	0.58%	99,752	0.77%
Savings accounts	348,640	1.48%	243,699	1.88%
Money market accounts	47,299	1.22%	47,349	1.48%
Time deposits	281,483	2.38%	311,178	2.98%
Total deposits	$ 845,127	1.56%	$ 742,833	2.06%

Note: The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars In Thousands)
	As of March 31,
	2004		2003
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 99,500	1.10%	$ 102,000	1.44%
Six month or less	15,000	6.01%	2,000	7.45%
Over nine months to one year	10,000	5.79%	18,031	5.78%
Over one year to two years	27,000	4.33%	25,000	5.92%
Over two years to three years	20,000	2.48%	27,000	4.33%
Over three years to four years	52,000	3.81%	-	-
Over four years to five years	50,000	3.52%	52,000	3.81%
Over five years	111,885	5.00%	86,914	5.39%
Total borrowings	$ 385,385	3.52%	$ 312,945	3.83%

	Quarter Ended		Nine months Ended
	March 31,		March 31,
	2004	2003	2004	2003
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 945,349	$ 767,646	$ 894,690	$ 730,527
Investment securities	276,845	316,573	280,330	298,225
FHLB stock	25,191	18,139	22,766	15,536
Interest earning deposits	502	301	1,277	929
Total interest earning assets	$1,247,887	$1,102,659	$1,199,063	$1,045,217

Deposits	$ 828,267	$ 726,658	$ 803,229	$ 707,064
Borrowings	339,186	305,522	317,659	264,974
Total interest bearing liabilities	$1,167,453	$1,032,180	$1,120,888	$ 972,038

	Quarter Ended		Nine months Ended
	March 31,		March 31,
	2004	2003	2004	2003
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.77%	6.49%	5.88%	6.69%
Investment securities	3.18%	2.96%	2.88%	3.35%
FHLB stock	3.76%	5.16%	3.92%	5.38%
Interest earning deposits	0.72%	1.33%	1.15%	1.44%
Total interest earning assets	5.16%	5.45%	5.14%	5.71%

Deposits	1.58%	2.17%	1.66%	2.37%
Borrowings	3.77%	3.94%	3.89%	4.58%
Total interest bearing liabilities	2.21%	2.70%	2.30%	2.98%

(1)    Includes loans held for sale.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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